Exhibit 99.1

Kaleyra Announces Changes in Management Team

Kaleyra announces changes in the management team: Nicola Junior Vitto departure and new appointment of Mauro Carobene

NEW YORK – August 11, 2023 – Kaleyra, Inc. (NYSE: KLR) (NYSE American: KLR WS) (“Kaleyra” or the “Company”), an enterprise Communication Platform as a Service (CPaaS), announces certain management changes.

As previously disclosed, on June 28, 2023, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Tata Communications Limited, a company listed on BSE Limited and National Stock Exchange of India Limited (“Tata Communications”), pursuant to which, at the closing, upon the terms and subject to the conditions set forth therein, a wholly owned subsidiary of Tata Communications will merge with and into the Company, with the Company surviving as a wholly owned subsidiary of Tata Communications.

Nicola Vitto has announced his resignation from his position as Chief Product & Technology Officer of Kaleyra, Inc. (the “Company”), with such resignation to become effective on September 4, 2023.

In connection with the execution of the Merger Agreement, the Company has ceased its search for a new Chief Executive Officer. It is contemplated that Dario Calogero will continue to serve as Chief Executive Officer of the Company up to the closing of the Merger and Mauro Carobene, the Company’s Chief Business Officer has recently entered into an agreement to become the Head of the Kaleyra Business.

Dario Calogero, CEO of the Company, commented: “I want to thank Nicola for his service with Kaleyra throughout these years for the outstanding work in building our platforms and services across our regions and I wish him all the best for his future endeavors. At the same time, I want to personally congratulate Mauro for the nomination as Head of the Kaleyra Business.”

About Kaleyra

Kaleyra, Inc. (NYSE: KLR) (NYSE American: KLR WS) is a global group providing mobile communication services to financial institutions, e-commerce players, OTTs, software companies, logistic enablers, healthcare providers, retailers, and other large organizations worldwide. Through its proprietary platform and robust APIs, Kaleyra manages multi-channel integrated communication services, consisting of messaging, rich messaging and instant messaging, video, push notifications, e-mail, voice services, and chatbots. Kaleyra’s technology makes it possible to safely and securely manage billions of messages monthly with over 1,600 operator connections in 190+ countries, including all tier-1 US carriers. For more information, please visit www.kaleyra.com.

Marketing Contacts

Zephrin Lasker

Senior Vice President, Marketing & Strategic Alliances

zephrin.lasker@kaleyra.com

Lori Perkins

Senior Director – Marketing and Communications

lori.perkins@kaleyra.com

Investor Contact

Shannon Devine / Mark Schwalenberg

MZ North America

+1 203-741-8811

KLR@mzgroup.us

Statement Regarding Forward-Looking Information

This Current Report on Form 8-K contains forward-looking statements within the meaning of U.S. federal securities laws. Such forward-looking statements include, but are not limited to, its omnichannel and other product and global customer developments, and its expectations, beliefs, intentions, plans, prospects or strategies regarding the business plans of Kaleyra’s management team. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements referenced or contained on this Form 8-K are based on certain assumptions and analyses made by Kaleyra in light of its experience and perception of historical trends, current conditions and expected future developments and their potential effects on Kaleyra as well as other factors they believe are appropriate in the circumstances. There can be no assurance that future developments affecting Kaleyra will be those anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the parties) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including Kaleyra’s ability to regain compliance with the NYSE Listing Company Manual, the mix of services utilized by Kaleyra’s customers and such customers’ needs for these services, including any variability by geography, market acceptance of new service offerings, the ability of Kaleyra to expand what it does for existing customers as well as to add new customers, that Kaleyra will have sufficient capital to operate as anticipated, and the impact of other geopolitical and macroeconomic factors such as the war in Ukraine, may have on Kaleyra’s operations, the demand for Kaleyra’s products, global supply chains and economic activity in general. Additional risk factors that that may cause such a difference include, but are not limited to: (i) the ability of the parties to consummate the proposed transaction in a timely manner or at all; (ii) the satisfaction (or waiver) of closing conditions to the consummation of the proposed transaction; (iii) potential delays in consummation the proposed transaction; (iv) the ability of Kaleyra and Tata Communications to timely and successfully achieve the anticipated benefits of the proposed transaction; (v) the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the merger agreement; (vi) significant transaction costs associated with the proposed transaction; (vii) potential litigation relating to the proposed transaction; (viii) the risk that disruptions from the proposed transaction will harm Kaleyra’s business, including current plans and operations; (ix) the ability of Kaleyra to retain and hire key personnel; (x) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed transaction; (xi) legislative, regulatory and economic developments affecting Kaleyra’s business; (xii) general economic and market developments and conditions; (xiii) the evolving legal, regulatory and tax regimes under which Kaleyra operates; and (xiv) potential business uncertainty, including changes to existing business relationships, during the pendency of the merger that could affect Kaleyra’s financial performance. Therefore, you should not place undue reliance on any such statements and caution must be exercised in relying on forward-looking statements. The Company refers you to the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s Form 10-K for the fiscal year ended December 31, 2022, and comparable sections of the Company’s Quarterly Reports on Form 10-Q and other filings, which have been filed with the SEC and are available on the SEC’s website at www.sec.gov. Should one or more of these risks or uncertainties materialize or should any of the assumptions being made prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.